Exhibit 10.21

THIRD COAST BANCSHARES, INC.

2019 OMNIBUS INCENTIVE PLAN

FORM OF STOCK OPTION AWARD GRANT NOTICE

Third Coast Bancshares, Inc. (the “Company”), pursuant to its 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”), an option (the “Option”) to purchase the number of shares set forth below of the Company’s common stock, par value $1.00 per share (the “Shares”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Award Agreement attached hereto as Exhibit A (the “Agreement”), and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Award Grant Notice (this “Grant Notice) and the Agreement.

Participant:

Grant Date:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Expiration Date:

Type of Grant:	Incentive Stock Option	☐ Nonstatutory Stock Option

Vesting Schedule:

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Appendix and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

{Signature Page Follows}

THIRD COAST BANCSHARES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

EXHIBIT A

STOCK OPTION AWARD AGREEMENT

Pursuant to the Stock Option Award Grant Notice (the “Grant Notice”) to which this Stock Option Award Agreement (this “Agreement”) is attached, Third Coast Bancshares, Inc., a Texas corporation (the “Company”), has granted to the Participant an option (the “Option”) to purchase the number of shares set forth in the Grant Notice of the Company’s common stock, par value $1.00 per share (the “Shares”). Capitalized terms not specifically defined herein shall have the meanings specified in the Company’s 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”), and the Grant Notice.

1. Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2. Award of Option.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date, the Company has granted to the Participant an Option to purchase up to the number of Shares specified in the Grant Notice at the Exercise Price per Share set forth in the Grant Notice.

(b) Vesting. Except as otherwise provided in this Agreement, the Option shall vest and become exercisable for Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Sections 3 or 6(b), below.

(c) Term of Option. The Option may be exercised only until the close of business on the Expiration Date, unless sooner terminated in accordance with Sections 3 or 6(b), below, and may be exercised during such term only in accordance with the Plan and the terms of the Agreement. Notwithstanding the immediately preceding sentence, in no event shall the Option be exercisable more than ten (10) years from the Grant Date. If the Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the term shall be in no event more than five (5) years from the Grant Date.

3. Termination of Service.

(a) General Rule. If the Participant ceases to provide services to the Company (or any Subsidiary or Affiliate) in the capacity of an employee, director or consultant (collectively referred to herein as “Service”) for any reason other than death, Disability, or for Cause, then (i) that portion of the Option, if any, that is unvested as of the date of such termination of Service shall terminated and be cancelled for no consideration, and (ii) that portion of the Option, if any, that is vested as of the date of such termination of Service shall remain exercisable until the earlier of (i) the expiration of the thirty (30) day period measured from the date of such termination of Service or (ii) the Expiration Date.

(b) Death or Disability. If the Participant’s Service terminates due to the Participant’s death or Disability (i) that portion of the Option, if any, that is unvested as of the date of such termination

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

of Service shall terminated and be cancelled for no consideration, and (ii) that portion of the Option, if any, that is vested as of the date of such termination of Service shall remain exercisable until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of such termination of Service or (ii) the Expiration Date.. For this purpose “Disability” shall have meaning set forth in the Participant’s employment agreement or similar arrangement with the Company or a Subsidiary; provided that if no such agreement or definition exists, “Disability” shall mean that the Participant would qualify to receive benefit payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Subsidiary or Affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

(c) Number of Exercisable Shares Post-Service. During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested Shares for which the Option is exercisable on the date of the Participant’s termination of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any vested Shares for which the Option has not been exercised.

(d) Termination for Cause. If the Participant’s Service terminates for Cause or if the Participant engage in conduct constituting Cause while the Option is outstanding, then the Option (whether then vested or unvested) shall immediately terminate and be cancelled for no consideration. In the event the Participant’s Service is suspended pending an investigation of whether the Participant’s Service will be terminated for Cause, all of the Participant’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period. For this purpose, “Cause” shall have meaning set forth in the Participant’s employment agreement or similar arrangement with the Company or a Subsidiary; provided that if no such agreement or definition exists, “Cause” shall mean (i) the Participant’s willful failure to perform his or her duties to the Company and its Affiliates, which duties are commensurate with those of the position for which the Participant is then employed; (ii) the Participant’s failure to follow the express instructions of the Board or the Participant’s direct or indirect supervisors; (iii) any material violation by the Participant of the policies of the Company or an Affiliate thereof set forth in a written code of conduct or similar document and applicable to the Participant that is not cured within five (5) days after notice thereof to the Participant; (iv) any act of gross negligence, fraud or willful misconduct by the Participant materially injuring the interest, business or reputation of the Company or any Affiliate thereof; (v) the Participant’s commission of any felony or any crime involving moral turpitude; (vi) the Participant’s misappropriation or embezzlement of the property of the Company or any Affiliate thereof; or (vii) any material breach by the Participant of any written agreement between the Participant and the Company or any Affiliate thereof.

(e) Termination of Service. For purposes of this Agreement, the Participant’s date of termination of Service shall mean the date upon which the Participant ceases active performance of services for the Company, a Subsidiary or Affiliate, as determined by the Company following the provision of such notification of termination or resignation from Service and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including the Participant’s contract of employment (if any). Thus, in the event of termination of the Participant’s Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

jurisdiction where Participant is employed or the terms of Participant’s contract of employment, if any), and unless otherwise expressly provided in this Agreement, and unless otherwise expressly provided in this Agreement, any employment or consulting agreement with the Company or a Subsidiary, or determined by the Committee, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date; and (ii) the period (if any) during which the Participant may exercise the Option after such termination of the Participant’s Service will commence on the date Participant ceases active performance of services; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option (including whether the Participant may still be considered to be providing services while on a leave of absence).

4. Exercise of Option.

(a) Method of Exercise. In order to exercise the Option with respect to all or any part of the Shares for which the Option is at the time vested and exercisable, the Participant (or any other person or persons exercising the Option) must take the following actions:

(i) Execute and deliver to the Company a notice of exercise (the “Notice of Exercise”) in the form authorized by the Company, which may be electronic or written. An electronic Notice of Exercise must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the applicable authorized representative of the Company (including a Company-designated brokerage firm). In the event that the Participant is not authorized or is unable to provide an electronic Notice of Exercise, the Option shall be exercised by a written Notice of Exercise addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed e-mail transmission, or by such other means as the Company may permit, to the applicable authorized representative of the Company (including a Company-designated brokerage firm). Each Notice of Exercise, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Agreement. Further, each Notice of Exercise must be received by the Company prior to the termination of the Option as set forth in Sections 2(b), 3 or 6(b) of this Agreement.

(ii) Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(A) cash or check which, in the Company’s sole discretion, shall be made payable to a Company-designated brokerage firm or the Company; or

(B) as permitted by applicable law, through a special sale and remittance procedure pursuant to which the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Tax-Related Items (as defined in Section 5(a)) and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than the Participant) have the right to exercise the Option.

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

(iv) Make appropriate arrangements with the Company (or Subsidiary or Affiliate employing or retaining the Participant) for the satisfaction of all applicable Tax-Related Items requirements applicable to the Option exercise.

Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the Option, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company (or a Company-designated brokerage firm) in connection with the Option exercise. Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the Exercise Price if necessary to comply with local law, as determined by the Company in its sole discretion.

As soon as practical after the exercise date, the Company shall issue to or on behalf of the Participant (or any other person or persons exercising the Option) the purchased Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.

Notwithstanding any other provisions of the Plan, this Agreement or any other agreement to the contrary, if at the time this Option is exercised, the Participant is indebted to the Company (or any Subsidiary or Affiliate) for any reason, the following actions shall be taken, as deemed appropriate by the Committee: (A) any Shares to be issued upon such exercise shall automatically be pledged against Participant’s outstanding indebtedness; and (B) if this Option is exercised in accordance with Section 4(a)(ii)(B) above, the after-tax proceeds of the sale of the Participant’s Shares shall automatically be applied to the outstanding balance of the Participant’s indebtedness.

(b) Restrictions on Exercise of the Option and Issuance of Shares. The exercise of the Option and issuance of Shares upon such exercise shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Option has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

(c) Fractional Shares. In no event may the Option be exercised for any fractional Shares.

(d) Excess Shares. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without stockholder approval be issued under the Plan, then the Option shall be void with respect to those excess Shares, unless stockholder approval of an amendment

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(e) Financing. To the extent the Participant is not an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act, the Committee may, in its absolute discretion and without any obligation to do so, permit the Participant to pay the Exercise Price for the purchased Shares by delivering a full-recourse promissory note payable to the Company. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Committee in its sole discretion.

5. Tax Withholding and Advice.

(a) In General. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items (including hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy). In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer; or

(ii) withholding a number of whole Shares otherwise deliverable to the Participant upon exercise of the Option having a Fair Market Value equal to the Tax-Related Items obligations, as determined by the Company as of the date on which the Tax-Related Items obligations arise; or

(iii) withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale (specifically including where this Option is exercised in accordance with Section 4(a)(ii)(B) above) or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

(iv) direct payment from the Participant.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(c) Tax Advice. The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax, social contributions or other tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. THE PARTICIPANT UNDERSTANDS THAT THE TAX AND SOCIAL SECURITY LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICIPANT’S PARTICIPATION IN THE PLAN BEFORE TAKING ANY ACTION RELATED TO THE PLAN. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

6. Effect of Change of Control on Award. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(a) Acceleration of Vesting. In the event of a Change of Control, the Option, to the extent outstanding at that time but not otherwise fully vested or exercisable, shall automatically accelerate so that the Option shall, effective immediately prior to the effective time of the Change of Control, be fully vested and exercisable.

(b) Termination of the Option Upon Change of Control. Upon the consummation of the Change of Control, the Option, to the extent unexercised as of the effective time of such Change of Control, shall terminate and be cancelled for no consideration, except (i) to the extent assumed by the successor corporation (or parent thereof), (ii) expressly continued in full force and effect pursuant to the terms of the Change of Control.

7. Adjustments for Changes in Capital Structure. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 4(f) of the Plan. Upon the occurrence of an event described in Section 4(f) of the Plan, any and all new, substituted or additional securities or other property to which a holder of a Share issuable in settlement of the Option would be entitled shall be immediately subject to the Agreement and included within the meaning of the term “Shares” for all purposes of the Option. The Participant shall be notified of such adjustments and such adjustments shall be binding upon the Company and the Participant.

8. Miscellaneous Provisions.

(a) Rights as a Stockholder. The Participant shall not have any stockholder rights with respect to the Shares until the Participant exercises the Option, pays the Exercise Price and the purchased Shares are issued or the purchased Shares are deposited in a brokerage account (as evidenced by the

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 7.

(b) Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant, except to the extent such amendment is desirable or necessary to comply with applicable law, including, but not limited to, Section 409A of the Code as further provided in the Plan. No amendment or addition to this Agreement shall be effective unless in writing.

(c) Nontransferability of the Option. Prior to the issuance of Shares upon exercise, no right or interest of the Participant in the Option nor any Shares subject to the Option shall be in any manner pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate or shall become subject to any lien, obligation, or liability of such Participant to any other party other than the Company, or a Subsidiary or Affiliate. Except as otherwise provided by the Committee, no Option shall be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution. All rights with respect to the Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

(d) Further Instruments and Imposition of Other Requirements. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

(e) Participant Acknowledgements. In accepting the Option, the Participant acknowledges, understands and agrees that:

(i) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(ii) the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any);

(iii) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(iv) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(v) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

where the Participant is employed or the terms of the Participant’s contact of employment, if any), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(vi) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(vii) if the underlying Shares do not increase in value, the Option will have no value; and

(viii) if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price.

(f) Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

(g) Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of a Subsidiary or Affiliate at which the Participant works.

(h) Construction of Agreement. The Grant Notice, this Agreement, and the Option evidenced hereby (i) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (ii) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter. All decisions of the Committee with respect to any question or issue arising under the Grant Notice, this Agreement or the Plan shall be conclusive and binding on all persons having an interest in this Option.

(i) Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Jefferson County, Texas, or the federal courts for the United States for the Southern District of Texas, where this grant is made and/or to be performed.

(j) Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(k) Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof (“Section 409A”)). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction in benefits payable under the Option, as the Committee determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A, and makes no undertakings to preclude Section 409A from applying to the Option or to ensure that it complies with Section 409A.

(l) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(m) Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

(n) Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(o) Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

(p) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

(q) Waiver. The Participant acknowledges that the Company’s waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

(r) Clawback. The Options shall be subject to the Clawback provisions contained in Section 34 of the Plan.

Exhibit A Stock Option Award Agreement Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan